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                                                             EXHIBIT NO. 10.7

                              AMENDMENT NO. 1 TO
                      NONQUALIFIED STOCK OPTION AGREEMENT


            THIS AMENDMENT, made as of the 28th day of May, 1998, by and between NOONEY REALTY TRUST, INC., a Missouri corporation (hereinafter called the "Company"), and WILLIAM J. CARDEN (hereinafter called "Optionee"),

            WITNESSETH THAT:

            WHEREAS, Optionee is serving as Chief Executive Officer of the Company and, in connection therewith, the Board of Directors of the Company ("Board of Directors") have heretofore granted to Optionee a stock option pursuant to the terms of that certain Nonqualified Stock Option Agreement dated as of March 1, 1998 by and between the Company and Optionee (the "Nonqualified Stock Option Agreement"),

            WHEREAS, Optionee and the Company desire to amend such Nonqualified Stock Option Agreement as of the date hereof in the manner set forth below.

            NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

            1. The parties hereto agree to add a new Paragraph 9 to the Nonqualified Stock Option Agreement as follows:

                  "9.   Certain Limitations.  Notwithstanding anything to the
                        --------------------
contrary contained herein or elsewhere, the option granted to Optionee pursuant to Paragraph 1 hereof shall automatically become void ab initio
                                                               ---------
(from the beginning) without any further action on the part of any party whatsoever to the extent, and only to the extent, that the existence of such option or the exercise of such option with respect to any given share of Common stock on the



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terms set forth herein by the Optionee would violate or would result in the violation of any of the terms and conditions of the Bylaws of the Company, including, without limitation, the provisions of Section 8.8(a) of the Bylaws relating to the 9.8% ownership limitation set forth therein. This provision shall not affect the option in any manner whatsoever to the extent that the existence or exercise of such option will not or will not result in a violation of the terms of the Bylaws of the Company."

            2. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            3. Except as specifically amended hereby, the terms and conditions of the Nonqualified Stock Option Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its President, pursuant to due authorization, and Optionee has signed this Agreement to evidence his agreement to the foregoing Amendment, all as of the date first above written.



                              NOONEY REALTY TRUST, INC.

                              By       /s/ Patricia A. Nooney
                                ----------------------------------------------
                                       President



                                      /s/ William J. Carden
                                ----------------------------------------------
                                      WILLIAM J. CARDEN